UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              -------------------


                                   FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): March 29, 2018

                             NEWGIOCO GROUP, INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                      000 - 50045                   33-0823179
(State or other            (Commission File Number)         (I.R.S. Employer
jurisdiction of                                           Identification Number)
incorporation or
organization)


                     130 Adelaide Street West, Suite 701
                       Toronto, Ontario M5H 2K4, Canada
                   (Address of principal executive offices)

                               +39 391 306 4134
                       (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))















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ITEM 1.02 - TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 8.01 below is incorporated by reference into this Item 1.02.


Item 8.01. OTHER EVENTS.

On March 29, 2018 (the "Termination Date") all amounts due and owing under the Convertible Promissory Notes (the "Notes") between Newgioco Group, Inc. (formerly known as Empire Global Corp.), as borrower, and Darling Capital, LLC, as lender dated January 20, 2016 and subsequently amended February 29, 2016 and April 4, 2016 have been paid in full in accordance with its terms, and all rights with respect to the Notes have been terminated. As of the Termination Date, the 12% Convertible Promissory Notes are no longer deemed outstanding and are no longer convertible into shares of the Company, and interest on the Notes ceased to accrue. The material terms of the Notes are described in the Company's Current Report on Form 8-K filed on March 2, 2016. Such descriptions are hereby incorporated into this Current Report by reference.

The above Notes were also subject to a complaint brought against the Company by Darling Capital, LLC. as described in the Company's Current Report on Form 8-K filed on January 20, 2017. Since the amounts due have been paid in full, the Company has taken steps obtain a satisfaction of payment in full from the court to conclude the legal proceedings.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  April 2, 2018                     NEWGIOCO GROUP, INC.

                                     Per: /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer